UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2020 (September 24, 2020)

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

As previously disclosed on our Current Report on Form 8-K, dated September 25, 2020 (“Form 8-K”), on September 24, 2020, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a share purchase agreement (the “Sahara SPA”) with the stockholders (the “Sellers”) of Sahara Holdings Limited, a private limited company operating under the laws of England and Wales (“Sahara”), pursuant to which the Company purchased 100% of the outstanding shares of Sahara, thereby acquiring Sahara, its operating company, Sahara Presentation Systems Plc, a public limited company operating under the laws of England and Wales and its subsidiaries (together with “Sahara,” the “Sahara Entities”). The Sahara SPA specified that the Sahara Entities were to be acquired in exchange for (i) £52,000,000 in cash; (ii) 1,548,000 shares of Series B convertible preferred stock (the “Series B Preferred Stock”); and (iii) 1,290,000 shares of Series C non-voting convertible and redeemable preferred shares (the “Series C Preferred Stock”). Of the £52,000,000 in cash, £12,000,000 was Sahara’s cash prior to the acquisition and was placed in escrow to be paid to the Sellers by the Company pursuant to the terms of the Sahara SPA subsequent to the closing of the transaction. The Series B Preferred Stock has a stated and liquidation value of $10.00 per share and pays a dividend out of the earnings and profits of the Company at the rate of 8% per annum, payable quarterly. The Series B Preferred Stock is convertible into the Company’s Class A common stock at a conversion price of $1.66 per share (the “Conversion Price”) either (i) at the option of the holder at any time after January 1, 2024 or (ii) automatically upon the Company’s Class A common stock trading at 200% of the Conversion Price. The Series C Preferred Stock has a stated and liquidation value of $10.00 per share and is convertible into the Company’s Class A common stock at the Conversion Price either (i) at the option of the holder at any time after January 1, 2026 or (ii) automatically upon the Company’s Class A common stock trading at 200% of the Conversion Price. In addition, the Company issued a total of 2,275,400 restricted stock units (“RSUs”) to certain Sahara employees, which RSUs vest in equal quarterly installments over a period of 16 quarters commencing December 25, 2020.

This Amendment No. 1 to the Form 8-K is being filed to amend Item 9.01(a) and (b) of the Form 8-K for purposes of filing the historical financial statements of the Sahara Entities as required by Item 9.01(a) of Form 8-K and the pro forma financial information of the Company after giving effect to the acquisition of the Sahara Entities, as required by Item 9.01(b).

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Sahara Holdings Limited as of and for the years ended December 31, 2019 and 2018 and the related notes thereto and the Independent Auditor’s Report, are filed as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information of Boxlight Corporation, after giving effect to the acquisition of Sahara Holdings Limited and its subsidiaries and the adjustments described therein, is attached as Exhibit 99.2 and is incorporated herein by reference.

The unaudited pro forma effects on non-GAAP financial measures of Boxlight Corporation, after giving effect to the acquisition of Sahara Holdings Limited and its subsidiaries, is attached as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Exhibit Description

23.1	Consent of BDO LLP, independent accountants.

99.1	Audited consolidated financial statements of Sahara Holdings Limited and its subsidiaries for the years ended December 31, 2019 and 2018, together with notes related thereto.

99.2	Unaudited Pro Forma condensed combined balance sheet as of June 30, 2020 and the Unaudited Pro Forma condensed combined statement of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, giving effect to the acquisition of Sahara Holdings Limited.

99.3	Unaudited Pro Forma effects on non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer